Exhibit 99.20

APOLLO GLOBAL MANAGEMENT, INC. Proxy for Special Meeting of Stockholders on December 17, 2021 Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) John J. Suydam and Jessica L. Lomm, or either of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Apollo Global Management, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually, by means of remote communication, at 9:30 a.m. Eastern Time, on December 17, 2021 and any adjournment or postponement thereof. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2021SM/htype.asp by 11:59 p.m. Eastern Time on December 14, 2021. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by using the invitation link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers—How do I vote?” (Continued and to be marked, dated and signed on the reverse side.) t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: The Notice and Proxy Statement are available at: http://www.viewproxy.com/apollo/2021SM

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR Proposals 1 through 3:

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER, BY AND AMONG APOLLO GLOBAL MANAGEMENT, INC., ATHENE HOLDING LTD., TANGO HOLDINGS, INC., BLUE MERGER SUB, LTD. AND GREEN MERGER SUB, INC. WHICH, AS IT MAY BE AMENDED FROM TIME TO TIME, IS REFERRED TO AS THE "MERGER AGREEMENT" AND WHICH PROPOSAL IS REFERRED TO AS THE "AGM MERGER AGREEMENT PROPOSAL".

☐ FOR ☐ AGAINST ☐ ABSTAIN

2. TO ADOPT AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF APOLLO GLOBAL MANAGEMENT, INC., WHICH IS REFERRED TO AS THE "AGM CHARTER AMENDMENT" AND WHICH PROPOSAL IS REFERRED TO AS THE "AGM CHARTER AMENDMENT PROPOSAL".

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE AGM MERGER AGREEMENT PROPOSAL OR THE AGM CHARTER AMENDMENT PROPOSAL OR TO ENSURE THAT ANY SUPPLEMENT OR AMENDMENT TO THE JOINT PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS NOTICE IS TIMELY PROVIDED TO STOCKHOLDERS OF APOLLO GLOBAL MANAGEMENT, INC.

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 3.

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

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▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

VIRTUAL CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit virtual control number ready when voting by Internet or Telephone, or when voting during the Virtual Special Meeting.



INTERNET

Vote Your Proxy on the Internet:

Go to

www.AALvote.com/APOSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.